                          THIS AGREEMENT MADE AS OF THE
                                Day of April 2001

BETWEEN:

Thomas Meeks, the vendor having an office located at 10444 Corporate Drive,
Suite L, Redlands, San Bernardino, California 92374 (hereinafter referred to as
"the Vendor")
                                       and

Southern States Power Company, Inc., a company duly incorporated pursuant to the laws of the State of Delaware and having an office located at 3400 Inland Empire
Blvd., Suite 101, Ontario, CA 91764 (hereinafter referred to as "SSPC")

WHEREAS SSPC is desirous of THE VENDOR performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto.

AND WHEREAS THE VENDOR has reviewed the attached Appendix and is desirous of performing the stated tasks for SSPC.

AND WHEREAS THE VENDOR has secured the services and has agreements of other third party's which has obligations to SSPC under this agreement.

AND WHEREAS both parties hereto have agreed each with the other that THE VENDOR will perform the tasks stated in the attached Appendix upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

(1)   The Appendices attached hereto and marked as Appendix A is an integral part of this Agreement and the duties therein stated are binding upon the parties hereto.

(2)   Upon execution of this Agreement THE VENDOR shall immediately commence:
      1 Developing and implementing a sales and marketing plan relating to the business of SSPC and its products in accordance with the provisions of
      Appendix A;

(3)   The term of this Agreement shall be Six (6) MONTH from the date of execution hereof.

(4)   SSPC hereby  grants THE VENDOR the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of THE
      VENDOR and by this Agreement does hereby consent to any said Assignment upon THE VENDOR advising SSPC of said assignment in writing to SSPC's address for service noted herein and that subsequent to said assignment
      SSPC's relationship with THE VENDOR is severed in its entirety provided however that SSPC is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to THE VENDOR.

(5)   Any reference in this Agreement or the Appendices to "THE VENDOR" shall include Thomas Meeks, his agents, assigns, successors, employees or any person acting on their behalf.

(6)   SSPC acknowledges that THE VENDOR in performing the services noted in the attached Appendix is relying exclusively upon the information provided it by SSPC and therefore notwithstanding anything to the contrary herein contained SSPC acknowledges that it is solely responsible for the truthfulness of the information provided to THE VENDOR and therefore completely, wholly and without reservation indemnifies and saves THE
      VENDOR, its Officers, Directors, Agents, Employees or Assigns from any and all liability respecting the performance of THE VENDOR duties herein including but not restricted to any and all legal fees incurred.

(7)   Not to restrict the foregone paragraph 5 SSPC further acknowledges that it has an exclusive duty to review any and all information prepared by THE
      VENDOR and therefore any and all errors and/or omissions contained in any of the services provided SSPC by THE VENDOR are hereby waived in their entirety and SSPC agrees to be totally and without reservation responsible for same should they occur and waives any action it can or may have against THE VENDOR, its Agents, Employees, Directors, Officers or Assigns
      for any damage or loss occasioned as a result of any said error and or omission and further should any damage be occasioned to any third party as a result of any said error or omission that SSPC fully and completely indemnifies THE VENDOR, its Directors, Officers, Employees, Agents or
      Assigns for any and all said damages including but not restricted to legal fees incurred.

(8)   THE VENDOR shall have the right hereunder to conduct any investigation of
      SSPC or the SSPC products as it deems necessary in order for it to be assured that SSPC is following the term and the spirit of this Agreement and in the event that THE VENDOR in the course of its investigation forms the reasonable belief that SSPC is or may not be able to fulfill it's obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business'
      conducting business) then and in that event the cost of the investigation shall be borne by SSPC and THE VENDOR shall , at it's sole option, be entitled to forthwith terminate this Agreement without Notice or Penalty.

(9)   This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE VENDOR's direction within the State of Florida and that should any legal action be commenced by SSPC against THE VENDOR that
      SSPC shall provide THE VENDOR with FOURTEEN (14) DAYS Written Notice to
      THE VENDOR to select a venue within the State of Florida to commence its action and should THE VENDOR refuse or neglect to advise SSPC of said venue within the time period noted herein then and in that event SSPC shall be at liberty to select its own venue within the State of Florida.

(10)  THE VENDOR's address for service hereunder shall be in care of 10444
      Corporate Drive, Suite L, Redlands, San Bernardino, California 92374

(11)  SSPC's address for service hereunder shall be 3400 Inland Empire Blvd.,
      Suite 101, Ontario, CA 91764.

(12)  Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this Agreement shall remain in full force and effect.

(13)  In consideration of THE VENDOR performing the services noted in the attached Appendices A, SSPC shall pay to Thomas Meeks the greater in value of One Hundred Sixty Thousand (160,000) Shares by way of SSPC Common Stock
      or Forty Thousand Dollars ($40,000.00) through SSPC's S-8 Registration
      Statement with the Security and Exchange Commission said shares to be deposited with Tanya Ristoff prior to any services contracted to be provided for SSPC by THE VENDOR being released to SSPC and in any event on or before April 8, 2010.

(14)  The parties acknowledge each to the other that this Agreement has been approved by the SSPC Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

Thomas Meeks

/s/ Thomas Meeks
-----------------------------
Authorized Signatory

Southern States Power Co, Inc.
Harrison McCoy, Vice-President

/s/ Harrison McCoy
---------------------------------
Authorized Signatory

                                   Appendix A

                     Details of the Sales and Marketing plan

The Vendor will construct a corporate sales and marketing plan outlining the following:

        o   An analysis of the total market for products or services that SSPC is engaged in;
        o   Detailed information on the different market segments that the SSPC products or services will appeal to;
        o   A preparation of a pricing schedule, as well those kinds of discounts offered, and to whom they are offered to;
        o   Preparation of a sales forecast;
        o   Suggestions on the media that SSPC could use in the marketing campaign;
        o   Plan Develop and implement strategic alliances that will help the company produce and market the "Bio Diesel" or any other product that SSPC may be engaged in.

The Vendor will outline the said components and others pertaining to the sales and marketing plan for SSPC. Further Due diligence with SSPC and its vendors will be necessary.